Exhibit 99.1

News Release	Source: Think Partnership Inc.

Think Partnership Announces Three
Additions to Board of Directors

CLEARWATER, Fla. — (BUSINESS WIRE)—June 26, 2006—Think Partnership Inc., (the “Company”)
(AMEX:THK - News) today announced that legendary Chicago entrepreneur Bob Geras, respected investor George Mellon, and technology innovator Joshua K. Metnick have all been appointed to the Company’s Board of Directors.

Mr. Geras, who was inducted into the Chicago Area Entrepreneurship Hall of Fame earlier this year, is President of LaSalle Investments, Incorporated, and has been an active participant in the venture capital and Angel community in Chicago for over 40 years. Termed “a virtual Renaissance Man of Entrepreneurship” in a David Lundy Chicago Sun-Times interview, “one of the Big Three ‘old-timer’ angels in Chicago” in Crain’s Chicago Business, and featured in a July 2005 cover story in INC. Magazine on “Angels in America”, Mr. Geras has extensive line-operating experience as an entrepreneur and turnaround specialist in addition to having been a long time investor in a wide variety of businesses.

In April 2005, Mr. Geras became Interim President and CEO of Arryx, Inc., a Chicago technology company which was then selected as one of “three early stage technology companies “Most Likely to Succeed” in the January 2006 issue of INC. Magazine. Additionally, Mr. Geras is an investor and/or advisor to Kettle Venture Partners, Dunrath Venture Partners, K-B Partners, Crestview Capital, Artesian Capital, and Ceres Venture Fund, and is a founding Director of the Illinois Venture Capital Association. He is also currently a director and/or investor in VideoHomeTours, ShowingTime.com, Capital Growth, Exadigm, 20/20 Technologies, Advanced Diamond Technologies, Intellext, Sivox, Bias Power, Genix Therapeutics, OrthoScan, and Think Partnership.

Mr. Geras also co-founded budget motel chain Sixpence Inns in 1970 which was acquired by Motel 6 for over $200 million in 1989. In 1986 he bought MEDX, Inc. a troubled medical equipment company, and in 5 years turned it around and sold the company for 26 times his cost. He’s also a co-founder of publicly traded Merge Healthcare (MRGE), an industry leader in eHealth connectivity products for medical imaging.

Mr. Geras has been a lecturer, mentor and/or business plan judge for entrepreneurship courses at the University of Illinois, Kellogg; the University of Chicago, as well as at Roosevelt and DePaul Universities. He has testified as an expert consultant to the Canadian Banking committee seeking advice on legislative incentives to stimulate small business growth in Canada. He also was a guest of Russia and Israel as part of their programs to encourage investment interest.

A graduate of Northwestern University, Mr. Geras and his wife, Dawn, have been very active volunteers and supporters of the Make-A-Wish Foundation for over twenty years and are founders of the Save Abandoned Babies Foundation which initiated the Illinois Baby Safe Haven Act which was passed in August 2001. Since then the lives of 27 safely relinquished newborns have been saved under the law.

Mr. Geras stated, “I’m looking forward to working with Scott Mitchell, his dedicated management team and a distinguished board of directors with varied and important talents and experience to optimize the exciting opportunities Think Partnership has. I believe the company is well positioned to add significant value to it’s customers in critical areas of coordinated marketing, advertising and public relations using a variety of media in addition to the Internet.”

Think Partnership CEO and President Scott P. Mitchell stated, “Bob Geras is an extremely well respected and accomplished businessmen and has a long standing reputation for investing in, and helping channel, innovative companies. His tremendous experience and relationships in multiple industries, as well as his contacts, reach, and respect throughout the investment community, will be an invaluable resource for our company. I am delighted to have him join our board of directors and am confident he will help guide this company to its successful future.”

George Mellon graduated from North Dakota State University in 1968 with a B.S. degree in Economics and spent the next 16 years with INA/CIGNA. In 1984 he founded North American Special Risk Associates Inc. (NASRA), which operated as a Managing General Underwriter (MGU) representing several A+ rated insurance companies in the accident and health employee benefits area. Mr. Mellon served as Chairman, President, and CEO of NASRA. In 1996, NASRA merged with HCC (NYSE:HCC) where, until 2000, Mr. Mellon remained active as Chairman, President, and CEO of HCCES, a division of HCC. He continued with HCC as a consultant until 2001, and since then, Mr. Mellon has participated in several private placement ventures via Mellon Enterprises FLP, as both a passive and active investor, including his investment in Think Partnership for the last two years.

Mr. Mellon stated, “While I have been involved as a private passive investor in Think Partnership since 2004, I have never been more excited about this company’s prospects and opportunity with its new direction and leadership.”

Think Partnership’s Mitchell stated, “Mr. Mellon’s long and successful career managing risk and being involved with large public companies will prove valuable as THK grows and faces new challenges. We are very fortunate to be gaining the benefit of his guidance and insight.”

Joshua K. Metnick currently serves as Chairman and CEO of Chicago.com, Inc., as well as Managing Member of Associated Cities LLC which he formed with the owners of NewYorkCity.com, Atlanta.com, and LosAngeles.com. Mr. Metnick currently serves as Chairman of Heilio, Inc., a Chicago-based network and online security services firm, and is a co-founder of Unified Consulting, Inc., a transactionally-oriented Internet services development company started in 1999 and based in Los Angeles, California. In 2000, Mr. Metnick founded ePrairie.com, which has grown to become the largest news aggregator and blogging website for the Chicago and Midwest technology business community. He has been cited by Crain’s Chicago Business as a Top 100 Technology Player, and previously co-founded AISNET, an Internet service provider that was sold to Exodus Communications in January 1999.

Mr. Metnick holds a bachelor’s degree in finance from the University of Illinois and is a graduate of the Illinois Institute of Aviation.

While working at various Internet and software companies over the past twelve years, Mr. Metnick oversaw technology patent application and intellectual property protection functions, and was instrumental in the development of online community systems that attracted millions of unique users per month.

Mr. Metnick stated, “I have known Scott Mitchell for several years and watched him build other exciting online businesses. I am eager to be involved in Think Partnership’s Board of Directors and consider this company to be uniquely positioned to take advantage of a rapidly expanding market. I am excited about bringing my experience, technology expertise, and business contacts to Think Partnership.”

Think Partnership’s CEO and President Mitchell stated, “Mr. Metnick and I have had a long standing business relationship and I have always had a great deal of respect for his ability to identify unique opportunities and envision innovative solutions. Josh’s involvement in our Board of Directors will add a unique element to our well-balanced board.”

Think Partnership Inc. is based in Clearwater, Florida and provides online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents. See www.thinkpartnership.com for more information.

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s Current Report on Form 8-K filed on June 7, 2006. The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo, 310-832-2999
Sr. Vice President for Corporate Communications
   and Investor Relations
Xavier@thinkpartnership.com